Back to Form 8-K
Exhibit 99.1

WellCare Issues 2018 Annual Guidance
Reaffirms 2017 Annual Guidance

TAMPA, Fla. (Dec. 18, 2017) – WellCare Health Plans, Inc. (NYSE: WCG) today issued full-year 2018 guidance and reaffirmed its full-year 2017 guidance. For the full-year 2018, the company expects its adjusted earnings per diluted share (EPS) to be in the range of $8.40 to $8.65. For the full-year 2017, WellCare continues to expect its adjusted EPS to be in a range of $8.25 to $8.40.
Refer to the Appendix included in this news release for specific 2018 and 2017 guidance metrics, related footnotes and basis of presentation. In addition to the information in this release, a presentation describing the highlights of WellCare’s full-year 2018 guidance can be accessed via the following link: http://ir.wellcare.com/presentations.
Full-Year 2018 Guidance Highlights
Compared with the midpoints of WellCare’s 2017 guidance metrics, the midpoints of the company’s 2018 guidance metrics reflect the following assumptions:

•
Total GAAP revenue is expected to increase to $18.65 billion primarily as a result of organic growth in the company’s Medicaid and Medicare Health Plans segments and acquisition of Universal American Corp.

•
The GAAP and adjusted Medicaid Health Plans medical benefits ratios (MBR) are expected to decrease 330 basis points and 70 basis points year over year, respectively, primarily reflecting continued execution on clinical and operational initiatives, an improved pharmacy cost structure and the maturation of newer Medicaid businesses in Arizona, Missouri and Nebraska. The GAAP Medicaid Health Plans MBR also includes the effect of the ACA industry fee reinstatement in 2018 and associated Medicaid reimbursement revenue.

•
The Medicare Health Plans MBR is expected to decrease 95 basis points year over year primarily as a result of continued momentum from ongoing clinical initiatives and the reinstatement of the ACA industry fee.

•	The Medicare PDP MBR is expected to decrease 50 basis points year over year as a result of the company’s 2018 bid positioning.

•	The adjusted selling, general and administrative (SG&A) expense ratio is expected to decrease 25 basis points year over year primarily related to revenue growth and associated operating leverage.

About WellCare Health Plans, Inc.
Headquartered in Tampa, Fla., WellCare Health Plans, Inc. (NYSE: WCG) focuses exclusively on providing government-sponsored managed care services, primarily through Medicaid, Medicare Advantage and Medicare Prescription Drug Plans, to families, children, seniors and individuals with complex medical needs. The company served approximately 4.3 million members nationwide as of September 30, 2017. For more information about WellCare, please visit the company’s website at www.wellcare.com.

CONTACTS:
Investors:	Media:
Angie McCabe	Chris Curran
Tel: 813-206-6958	Tel: 813-206-5428
angie.mccabe@wellcare.com	chris.curran@wellcare.com

Appendix: Full-Year 2018 and 2017 Guidance Metrics

Guidance Metric	2018 Guidance as of December 18, 2017	2017 Guidance as of October 31, 2017

Segment premium revenue:
GAAP Medicaid Health Plans	$11.3B to $11.6B	$10.65B to $10.75B
Adjusted Medicaid Health Plans(1)	$10.9B to $11.2B	$10.55B to $10.65B
Medicare Health Plans	$6.15B to $6.3B	$5.25B to $5.35B
Medicare PDP	$900M to $975M	$875M to $925M
Total GAAP premium revenue	$18.4B to $18.9B	$16.775B to $17.025B
Total adjusted premium revenue(1)	$17.95B to $18.475B	$16.675B to $16.925B

Medicaid ACA industry fee reimbursement	$312M to $322M	N/A
Investment & other income*	$63M to $73M	$56M to $62M

Segment MBR:
GAAP Medicaid Health Plans	84.8% to 85.6%	88.2% to 88.8%
Adjusted Medicaid Health Plans(1)	88.2% to 89.0%	89.0% to 89.6%
Medicare Health Plans	84.3% to 85.3%	85.5% to 86.0%
Medicare PDP	80.0% to 82.0%	80.5% to 82.5%

Adjusted SG&A ratio(2)(6)	8.0% to 8.2%	8.3% to 8.4%
ACA industry fee expense	$319M to $329M	N/A
GAAP depreciation and amortization (D&A) expense	$147M to $155M	$115M to $118M
Adjusted D&A expense(3)	$94M to $102M	$83M to $86M
Interest expense	$69M to $72M	$68M to $70M
Adjusted effective income tax rate(4)(6)	51.0% to 53.0%	32.5% to 33.0%

Adjusted EPS(5)(6)	$8.40 to $8.65	$8.25 to $8.40
* Investment & other income primarily includes investment income, specialty pharmacy business sold to nonmembers and equity in earnings (losses) in unconsolidated subsidiaries. The company presents equity in earnings (losses) in unconsolidated subsidiaries as a separate line item in its statement of comprehensive income as required under GAAP.

(1)
Excludes an estimated $120 million to $125 million in Medicaid premium taxes and an estimated $312 million to $322 million in Medicaid ACA industry fee reimbursement in 2018. Excludes an estimated $118 million to $123 million in Medicaid premium taxes in 2017.

(2)
Excludes the following items: estimated Medicaid premium taxes; Medicaid ACA industry fee reimbursement; investigation costs; Universal American-related integration costs; and, in 2017, also approximately $30 million of Universal American-related transaction costs.

(3)	Excludes an estimated $51 million to $56 million and $31 million to $36 million of acquisition-related amortization expense in 2018 and 2017, respectively.

(4)
Excludes the estimated income tax effect associated with investigation costs; Universal American-related integration costs; acquisition-related amortization expenses; and, in 2017, Universal American-related transaction costs and loss on extinguishment of debt.

(5)
The company estimates adjusted earnings per diluted share guidance by adjusting GAAP net income for the estimated net-of-tax effect of investigation costs, Universal American-related integration costs, and acquisition-related amortization expense in 2018. The company estimates adjusted earnings per diluted share guidance by adjusting net income for the estimated net-of-tax effect of investigation costs, acquisition-related amortization expense, Universal American-related transaction and integration costs, and loss on extinguishment of debt in 2017.

(6)
WellCare is not able to project the amount of future investigation costs and Universal American-related integration costs to be incurred in 2018 and, therefore, cannot reconcile these metrics to total projected GAAP metrics. WellCare estimates that
$25 million to $30 million of Universal American-related integration costs will be incurred from the second quarter of 2017 through 2019.

Basis of Presentation
Non-GAAP Financial Measures
In addition to results determined under GAAP, WellCare provides certain non-GAAP financial measures that management believes are useful in assessing the company’s performance. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. The company has provided a reconciliation of the historical non-GAAP financial measures with the most directly comparable financial measure calculated in accordance with GAAP.
Earnings per share, net income and, as noted below, other specific operating and financial measures have been adjusted in 2018 for the effect of certain expenses, and as appropriate, the related tax effect, related to previously disclosed government investigations and related litigation and resolution costs (“investigation costs”); amortization expense associated with acquisitions (“acquisition-related amortization expenses”); certain one-time costs associated with the integration of Universal American’s operations expected to be incurred through 2019 (“Universal American-related integration costs”). In 2017, these measures were adjusted for the effect of certain expenses, and as appropriate, the related tax effect, related to investigation costs; acquisition-related amortization expenses; certain one-time transaction costs related to the acquisition of Universal American (“Universal American-related transaction costs”); Universal American-related integration costs; and the costs associated with the redemption of the company’s 2020 notes, including the early redemption premium, write-off of associated deferred financing costs and write-off of associated premiums paid on the 2020 notes (“loss on extinguishment of debt”).
Although the excluded items may recur, WellCare believes that by providing non-GAAP measures exclusive of these items, it facilitates period-over-period comparisons and provides additional clarity about events and trends affecting its core operating performance, as well as providing comparability to competitor results. The investigation costs are related to a discrete incident which management does not expect to reoccur. WellCare has adjusted for acquisition-related amortization expenses as these transactions do not directly relate to the servicing of products for our customers and are not directly related to the core performance of its business operations. The other costs mentioned above are related to specific 2017 and 2018 events, which do not reflect the underlying ongoing performance of the business.
In addition, because reimbursements for Medicaid premium tax and the ACA industry fee are both included in the premium rates or reimbursement established in certain Medicaid contracts and also recognized separately as a component of expense, the company excludes these reimbursements from premium revenue when calculating key ratios as the company believes that these components are not indicative of operating performance.
The company is not able to project at the time of this news release the amount of expenses associated with investigation costs and Universal American-related integration costs to be incurred during the remainder of 2017 or during 2018, and, therefore, cannot reconcile projected non-GAAP measures affected by these items to projected GAAP measures.
Following is a description of the adjustments made to GAAP measures used to calculate the non-GAAP measures used in this news release:

•
Adjusted premium revenue (non-GAAP) = Total premium revenue (GAAP) less Medicaid premium taxes revenue and Medicaid reimbursements of the ACA industry fee. The company’s adjusted Medicaid Health Plans segment premium revenue uses this non-GAAP definition of adjusted premium revenue.

•	MBR (GAAP) = medical benefits expense divided by total premium revenue (GAAP).

•	Adjusted MBR (non-GAAP) = medical benefits expense divided by adjusted premium revenue. The company’s adjusted Medicaid Health Plans segment MBR uses this non-GAAP definition of adjusted MBR.

•	SG&A expense ratio (GAAP) = SG&A expense (GAAP) divided by total premium revenue (GAAP).

•	Adjusted SG&A expense (non-GAAP) = SG&A expense (GAAP) less investigation costs; Universal American-related integration costs; and in 2017, also Universal American-related transaction costs.

•	Adjusted SG&A ratio (non-GAAP) = adjusted SG&A expense divided by adjusted premium revenue.

•	Adjusted depreciation & amortization (non-GAAP) = depreciation & amortization expense (GAAP) less acquisition-related amortization expenses.

•
Adjusted income before taxes (non-GAAP) = income before income taxes (GAAP) less investigation costs; acquisition-related amortization expenses; Universal American-related integration costs; and, in 2017, also Universal American-related transaction costs and loss on extinguishment of debt.

•	Adjusted income tax expense (non-GAAP) = income tax associated with the applicable adjusted income before taxes, based on the applicable effective income tax rate.

•	Adjusted effective income tax rate (non-GAAP) = adjusted income tax expense divided by adjusted income before taxes.

•	Adjusted net income (non-GAAP) = adjusted income before taxes less adjusted income tax expense.

•	Net income margin (GAAP) = net income (GAAP) divided by total premium revenue (GAAP).

•	Adjusted net income margin (non-GAAP) = adjusted net income divided by adjusted premium revenue.

•	Adjusted earnings per diluted share (non-GAAP) = Adjusted net income divided by weighted average common shares outstanding on a fully diluted basis.
Cautionary Statement Regarding Forward-Looking Statements
This news release contains “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “will,” and similar expressions are forward-looking statements. For example, statements regarding the company’s financial outlook, including any anticipated premium deficiency reserve contain forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, WellCare’s progress on top priorities such as integrating care management, advocating for our members, building advanced relationships with providers and government partners, ensuring a competitive cost position, and delivering prudent, profitable growth, WellCare’s ability to effectively estimate and manage growth, WellCare’s ability to effectively execute and integrate acquisitions, WellCare’s ability to improve health care quality and access, potential reductions in Medicaid and Medicare revenue, WellCare’s ability to estimate and manage medical benefits expense effectively, including through its vendors, its ability to negotiate actuarially sound rates, especially in new programs with limited experience, the appropriation and payment by state governments of Medicaid premiums receivable, the approval of Medicaid contracts by CMS, any changes to the programs or contracts, WellCare’s ability to address operational challenges related to new business, and WellCare’s ability to meet the requirements of readiness reviews. Given the risks and uncertainties inherent in forward-looking statements, any of WellCare’s forward-looking statements could be incorrect and investors are cautioned not to place undue reliance on any of our forward-looking statements.
Additional information concerning these and other important risks and uncertainties can be found in the company’s filings with the U.S. Securities and Exchange Commission, included under the captions “Forward-Looking Statements” and “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2016, and in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which contain discussions of WellCare’s business and the various factors that may affect it. Subsequent events and developments may cause actual results to differ, perhaps materially, from WellCare’s forward-looking statements. WellCare’s forward-looking statements speak only as of the date on which the statements are made. WellCare undertakes no duty, and expressly disclaims any obligation, to update these forward-looking statements to reflect any future events, developments or otherwise.
# # #